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                                                                   EXHIBIT 99.1


     The undersigned hereby represents that the agreements as Exhibits from
10.5 through to 10.7 and from 10.9 through to 10.45 and 10.47 and 10.48 to the registration statement on Form F-3 (File No. 333-47256) of China Mobile
(Hong Kong) Limited are fair and accurate English translations of their respective originals in Chinese.

DATED this 30th day of October, 2000

                                                China Mobile (Hong Kong) Limited

                                                By /s/  Ji Wei
                                                  ------------------------------
                                                  Name:   Ji Wei
                                                  Title:  Authorized Signitory